UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 17, 2023

Mondee Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39943	88-3292448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10800 Pecan Park Blvd Suite 315 Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)
(650) 646-3320
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MOND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On January 11, 2023, Mondee Holdings, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries, on the one hand, and TCW Asset Management Company, a Delaware limited liability company (the “Administrative Agent”), Wingspire Capital LLC, a Delaware limited liability company (“Wingspire”), and the lenders from time to time (the “Lenders”) party to the Financing Agreement (as defined herein), on the other hand, entered into that certain Amendment No. 9 (the “Amendment”) to that certain financing agreement, dated as of December 23, 2019, with (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Financing Agreement”).
The Amendment (i) increases the amount the Company may borrow under the Financing Agreement by $15,000,000 (the “Amendment No. 9 Term Loan”), (ii) redesignates (a) the Amendment No. 9 Term Loan and $15,000,000 of the aggregate principal amount that is the subject of an Assignment and Acceptance among certain Lenders as “Term Loan A,” and (b) the remainder of the aggregate principal amount as “Term Loan B”, (iii) appoints Wingspire as the revolving agent for the Lenders who have a commitment to make a revolving loan under the Financing Agreement, (iv) provides for the payment by the Company to the Lenders of a $300,000 closing fee, (v) increases the amount of the annual administration fee to $105,000, (vi) provides that the Company may request that the Lenders’ commitments to make Term Loan A be increased by $20,000,000, which request may be accepted or rejected by the Lenders, (vii) removes certain language relating to contingent obligations incurred by the Company in connection with prior acquisitions, and (viii) removes the ability of the Company to incur certain asset-based loans without the consent of the Administrative Agent.
In connection with the Amendment, the Company requested disbursement of the Amendment No. 9 Term Loan on January 11, 2023.
The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference, and by reference to the Financing Agreement, a copy of which was filed as an exhibit 10.43 to the Company’s Registration Statement on Form S-4 with the Securities and Exchange Commission on March 21, 2022 (File No. 333-263727) and incorporated by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
The disclosure set forth above under Item 1.01 with respect to the Amendment is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1†
Financing Agreement, by and between Mondee Holdings, LLC and the “Borrowers,” the “Guarantors,” the “Lenders” and TCW Asset Management Company LLC, dated as of December 23, 2019, as amended. (Incorporated by reference to Exhibit 10.43 filed with the Company’s Form S-4/A on June 13, 2022)

10.2†	Amendment No. 9 to the Financing Agreement, dated January 11, 2023.

†	Certain confidential information (indicated by brackets and asterisks) has been omitted from this exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDEE HOLDINGS, INC.

Dated: January 17, 2023

	By:	/s/ Daniel Figenshu
Name: Daniel Figenshu Title: Chief Financial Officer